EXHIBIT 99.1

For Immediate Release

Investor Contact: Dave Staples Executive Vice President & CFO (616) 878-8319	Media Contact: Jeanne Norcross Vice President Corporate Affairs (616) 878-2830

Spartan Stores Announces Conclusion of Strategic Review Process

GRAND RAPIDS, MICHIGAN-September 30, 2005-Spartan Stores, Inc., (Nasdaq: SPTN) today announced that, after an extensive process of analyzing and exploring strategic alternatives for enhancing shareholder value, its board of directors has directed management to continue to implement its present strategic plan.

Spartan's strategic review process began in December of 2004, when the board of directors authorized management to assess and compare alternative strategies to that of remaining independent and proceeding with the execution of management's existing business plan, and to engage an investment banking firm to advise and assist in the process. In February 2005, the Company engaged Bear, Stearns & Co. Inc., an investment banking firm, to assist in the evaluation of the Company's strategic alternatives. During a nine month period, assisted by Bear, Stearns and with the oversight of the board of directors and its governance committee (which consists entirely of independent directors), Spartan management identified, explored, and evaluated its alternatives. The strategic alternatives explored included a potential sale of the Company to a strategic or financial buyer and a potential acquisition by the Company of a group of retail stores available in a contiguous market.

Spartan's board of directors unanimously voted to conclude the formal process of exploring strategic alternatives. The board of directors determined that it believes that, at this time, it will be in the best interest of the Company and its shareholders for Spartan to continue its present strategic course and fully focus the efforts of management on successfully implementing the Company's plan. The Company's current business plan is to pursue retail and distribution sales and earnings growth through improving category management, new store construction and expansions, enhancing retail sales with new fuel centers and pharmacies, expanding its distribution customer base and pursuing opportunistic acquisitions of retail stores owned by existing distribution customers and other operators that fill in the Company's geographic markets. The board of directors believes that the Company can enhance shareholder value by becoming a larger, more competitive and more profitable distribution and retail franchise. The Company will continue to carefully consider available strategic opportunities when and as presented, based on existing and evolving market conditions.

The company will release its fiscal 2006 second-quarter financial results following the market close on Wednesday, October 12, 2005. A telephone conference call to discuss the second-quarter financial results and conclusions of its strategic review process is scheduled for 9:00 a.m. Eastern Time, Thursday, October 13, 2005. A live webcast of this conference call will be available on the Company's website, www.spartanstores.com. Simply click on For Investors" and follow the links to the live webcast. The webcast will remain available for replay on the Company's website for approximately 10 days.

About Spartan Stores

Grand Rapids, Michigan-based Spartan Stores, Inc., (Nasdaq:SPTN) is the nation's tenth largest grocery distributor with warehouse facilities in Grand Rapids and Plymouth, Michigan. The Company distributes more than 40,000 private-label and national brand products to over 350 independent grocery stores in Michigan. Spartan Stores also owns and operates 54 retail supermarkets and 19 deep-discount food and drug stores in Michigan and Ohio, including Family Fare Supermarkets, Glen's Markets, and The Pharm.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are identifiable by words or phrases indicating that Spartan Stores or its management "expects" a particular result. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release.